CUSTODIAN AGREEMENTS
                        THE 1838 INVESTMENT ADVISOR FUNDS

     This agreement dated as of the 2nd day of March, 1998 by and between The 1838 Investment Advisors Funds (the "Trust"), a business trust duly organized under the laws of the State of Delaware and CoreStates Bank, N.A. (the "Bank").

     WHEREAS, the Trust desires to appoint the Bank to act as Custodian of its portfolio securities, cash and other property from time to time deposited with or collected by the Bank for the Trust;

     WHEREAS, the Bank is qualified and authorized to act as Custodian for the Trust and the separate series thereof (each a "Fund" and collectively, the "Funds"), and is willing to act in such capacity upon the terms and conditions herein set forth;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have meanings herein specified unless the context otherwise requires.

     CUSTODIAN: The term Custodian shall mean the Bank in its capacity as Custodian under this Agreement.

     DEPOSITORY: The term Depository means any depository service which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as tangible and may be transferred by bookkeeping entry without physical delivery.

     PROPER INSTRUCTIONS: For purposes of this Agreement, the Custodian shall be deemed to have received Proper Instructions upon receipt of written (including instructions received by means of computer terminals or facsimile transmissions), telephone or telegraphic instructions from a person or persons authorized from time to time by the Trustees of the Trust to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such persons as said Trustees shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions that the Custodian reasonably believes to have been given by an authorized person without awaiting receipt of written confirmation, and shall not be liable for the Trust's failure to confirm such instructions in writing.

     SECURITIES: The term Securities means stocks, bonds, rights, warrants and all other negotiable or non-negotiable paper issued in certificated or book-entry form commonly known as "Securities" in banking custom or practice.

     SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares of the Trust in accordance with the registry records maintained by the Trust or agents on its behalf.

     SECTION 2. The Trust hereby appoints the Custodian as Custodian of the Trust's cash. Securities and other property, to be held by the Custodian as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. The Bank shall open and maintain a separate custodial account in the name of the Trust on the books and records of the Bank to hold the Securities of the Trust deposited with, transferred to or collected by the Bank for the account of each Fund of the Trust. Each Fund's Securities shall be physically segregated at all times from the Securities of any other Bank customer. The Bank shall open and maintain a separate cash account to which the Bank shall credit monies received by the Bank for the account of or from each Fund of the Trust. Such cash shall be segregated from the assets of others and shall be and remain the sole property of the Trust.

     SECTION 3. The Trust shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing the person or persons to give Proper Instructions and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Trust.

     SECTION 4. The Trust will cause to be deposited with the Custodian hereunder the applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestments of dividends and/or distributions payable to Shareholders.

     SECTION 5. The Bank, acting as agent for the Trust, is authorized, directed and instructed subject to the further provisions of this Agreement.

          (a)  to hold Securities issued only in bearer form in bearer form;

          (b) to register in the name of the nominee of the Bank, the Bank's Depositories, or sub-custodians, (i) Securities issued only in registered form, and (ii) Securities issued in both bearer and registered form, which are freely inter-changeable without penalty;

          (c) to deposit any securities which. are eligible for deposit (i) with any domestic or foreign Depository on such terms and conditions as such Depository may require, including provisions for limitation or exclusion of liability on the part of the Depository; and (ii) with any sub-custodian which the Bank uses, including any subsidiary or affiliate of the Bank; provided that the appointment of an such agent or sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder;

          (d) (i) to credit for the account of the Trust all proceeds received and payable on or in respect of the assets maintained hereunder.
               (ii) to debit the account of the Trust for the cost of acquiring Securities the Bank has received for the Trust, only against delivery of such Securities to the Bank, (iii) to present for payment Securities and other obligations (including coupons) upon maturity, when called for redemption, and when income payments are due, and (iv) to make exchanges of Securities which, in the Bank's opinion, are purely ministerial as, for example, the exchange of Securities in temporary form for Securities in definitive form or the mandatory exchange of certificates;

          (e) to forward to the Trust, and/or any other person designated by the Trust, all proxies and proxy materials received by the Bank in connection with Securities held in the Trust's account, which have been registered in the name of the Bank's nominee, or are being held by any Depository, or sub-custodian, on behalf of the Bank;

          (f) to sell any fractional interest of any Securities which the Bank has received resulting from any stock dividend, stock split, distribution, exchange, conversion or similar activity;

          (g) to release the Trust's name, address and aggregate share position to the issuers of any domestic Securities in the account of the Trust;

          (h) to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of or from the Trust;

          (i) at the direction of the Trust, to enroll designated Securities belonging to the Trust and held hereunder in a program for the automatic reinvestment of all -46- income and capital gains distributions on those Securities in new shares (an "Automatic Reinvestment Program"), or instruct any Depository holding such Securities to enroll those Securities in an Automatic Reinvestment Program;

          (j) at the direction of the Trust, to receive, deliver and transfer Securities and make payments and collections of monies in connection therewith, enter purchase and sale orders and perform any other acts incidental or necessary to the performance of the above acts with brokers, dealers or similar agents selected by the Trust, including any broker, dealer or similar agent affiliated with the Bank, for the account and risk of the Trust in accordance with accepted industry practice in the relevant market;

          (k) to notify the Trust and/or any other person designated by the Trust upon receipt of notice by the Bank of any call for redemption, tender offer, subscription rights, merger, consolidation, reorganization or recapitalization which, (i) appears in The Wall Street Journal (New York edition), The Standard & Poor's Called Bond Record for Preferred Stocks, Financial Daily Called Bond Service, The Kenny Services. any official notifications from The Depository Trust Company and such other publications or services to which the Bank may from time to time subscribe, (ii) requires the Bank to act in response thereto, and (iii) pertain to Securities belonging to the Trust and held hereunder which have been registered in the name of the Bank's nominee or are being held by a Depository or sub-custodian on behalf of the Bank. Notwithstanding anything contained herein to the contrary, the Trust shall have the sole responsibility for monitoring the applicable dates on which Securities with put option features must be exercised. All solicitation fees payable to the Bank as agent in connection herewith will be retained by the Bank unless expressly agreed to the contrary in writing by the Bank;

          (l) to establish and maintain segregated accounts on its books for or on behalf of a Fund to assist the Fund in complying with the requirements of the 1940 Act and the rules and regulations thereunder with respect to segregation of assets. Notwithstanding anything in this Section to the contrary, the Bank is authorized to hold Securities for the Trust which have transfer limitations imposed upon them by the Securities Act of 1993, as amended, or represent shares of mutual funds (i) in the name of the Trust,
               (ii) in the name of the Bank's nominee, or (iii) with any Depository or sub-custodian.

     SECTION 6. The Custodian's compensation shall be as set forth in Section 25 herein, or as shall be set forth in amendments to such section approved by the Trust and to the extent such compensation relates to services provided hereunder to such Fund. All expenses and taxes payable with respect to the Securities in the account of the Trust including, without limitation, commission charges on purchases and sales and the amount of any loss or liability for stockholders' assessments or otherwise, claimed or asserted against the bank or against the Bank's nominee by reason of any registration hereunder shall be charged to the Trust.

     SECTION 7. In connection with its functions under this Agreement, the Custodian shall:

          (a) render to the Trust a daily report of all monies received or paid on behalf of the Trust; and

          (b) create, maintain and retain all records relating to its activities arid obligations under this Agreement in such manner as will meet the obligations of the Trust with respect to said Custodian's activities in accordance with generally accepted accounting principles and in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"). All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Trust and in the event of termination of this Agreement will be relinquished to the Trust.

     SECTION 8. Any Securities deposited with any Depository or with any sub-custodian will be represented in separate accounts int he name of the Bank which include only property held by the Bank as Custodian for customers in which the Bank acts in a fiduciary or agency capacity.

     Should any Securities which are forwarded to the Bank by the Trust, and which are subsequently deposited to the Bank's account in any Depository or with any sub-custodian, or which the Trust may arrange to deposit in the Bank's account in any Depository or with any sub-custodian, not be deemed acceptable for deposit by such Depository or sub-custodian, for any reason, and as a result thereof there is a short position in the account of the Bank with the Depository for such Security, the Trust agrees to furnish the Bank immediately with like Securities in acceptable form.

     SECTION 9. The Trust represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Trust is a party or which is otherwise known to the Trust; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Trust has obtained; (v) the execution and delivery of this Agreement by the Trust will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Trust; and (vi) all persons executing this Agreement on behalf of the Trust and carrying out the transactions contemplated hereby on behalf of the Trust are duly authorized to do so.

     In the event any of the foregoing representations should become untrue, incorrect or misleading, the Trust agrees to notify the Bank immediately in writing thereof.

     SECTION 10. The Bank represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Bank is a party or which is otherwise known to the Bank; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Bank has obtained; (v) the execution and delivery of this Agreement by the Bank will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Bank; and (vi) all persons executing this Agreement on behalf of the Bank and carrying out the transactions contemplated hereby on behalf of the Bank are duly authorized to do so. In the event that any of the foregoing representations should become untrue, incorrect or misleading, the Bank agrees to notify the Trust immediately in writing thereof.

     SECTION 11. All cash and Securities held pursuant to this Agreement by the Bank, or any sub-custodian which the Bank uses shall be kept with the care exercised as to the Bank's own similar property. The Bank may at its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Trust.

     The Custodian shall comply with all applicable provisions and requirements of the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, and any laws, rules and regulations of Governmental authorities having Jurisdiction with respect to provisions which directly apply to the services provided to the Trust hereunder.

     SECTION 12. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the Trust's assets held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder except only for negligence, bad faith, or willful misconduct by Custodian, or by its agents or sub-custodians in the performance of the duties as specifically set forth in the Custodian Agreement. Without limiting the generality for the foregoing sentence, the Custodian:

          (a) may rely upon the advice of counsel for the Trust; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

          (b) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Trust or its authorized officers or agents;

          (c) is authorized to accept a certificate of the Secretary or Assistant Secretary of the Trust, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Trustees or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect; and

          (d) may rely and shall be protected in acting upon any signature, written (including telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to tie genuine and to have been signed, forwarded or presented by the purchaser, Trust or other proper party or parties.

     SECTION 13. The Trust, its successors and assigns do hereby fully indemnify and hold harmless the Custodians, its successors and assigns, from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may arise from the failure of the Trust to comply with any law, rule regulation or order of the United States, any state or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of units of beneficial interest in the Trust, or from the failure of the Trust to perform any duty or obligation under this Agreement.

     Upon written request of the Custodian, the Trust shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this Section 13 shall indefinitely survive termination of this Agreement.

     SECTION 14. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement executed by the Trust and the Bank and amending and supplementing this Agreement in the manner mutually agreed.

     SECTION 15. Either the Trust or the Custodian may give on ninety 90 days' written notice to the other of the termination of this Agreement, such termination to take effect it the time specified in the notice. In case such notice of termination is given either by the Trust or by the Custodian, the Trustees of the Trust shall, by resolution duly adopted, promptly appoint a successor Custodian (the "Successor Custodian") which Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the cash and Securities of a mutual fund. Upon receipt of written notice from the Trust of the appointment of such Successor Custodian and upon receipt of Proper Instructions, the Custodian shall deliver such cash and Securities as it may then be holding hereunder directly and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

     Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Trust and the Successor Custodian and upon payment of its charges and disbursements, execute an instrument in a form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

     Subject to the provisions of Section 21 hereof, in case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such, provided, however, in every case that said Successor corporation maintains the qualifications set out in Section 17(f) of the 1940 Act.

     SECTION 16. This Agreement shall take effect when assets of the Trust are first delivered to the Custodian.

     SECTION 17. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 18. A copy of the agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Fund of the Trust shall be liable for the obligations of any other Fund of the Trust.

     SECTION 19. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to
Section 31 thereof and Rules 3la-1 and 3la-2 thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust.

     Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian, the books and records of the Custodian pertaining to this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Trust.

     At the request of the Trust, the Custodian shall deliver to the Trust a written report prepared by the Custodian's independent certified public accountants with respect to the serve provided by the Custodian under this Agreement, including without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash and Securities including cash and Securities deposited and/or maintained with a sub-custodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that M material inadequacies would be disclosed by such examination.

     SECTION 20. Any sub-custodian appointed hereunder shall be qualified under
Section 17(f) of the 1940 Act and will perform its duties in accordance with the requirements of this Agreement.

     SECTION 21. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday or other day of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day the Custodian is open.

     SECTION 22. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided , however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

     SECTION 23. All communications (other than Proper instructions which are to be furnished hereunder to either party), or under any amendment hereto, shall be sent by mail to the address listed below, provided that in the event that the Bank, in its sole discretion, shall determine that an emergency exists, the Bank may use such other means of communications as the Bank deems advisable.

                 To the Trust:


                 To the Bank:   CoreStates Bank N.A.
                                530 Walnut St.
                                Philadelphia PA, 19101-7618

     SECTION 24. This Agreement, and any amendments hereto, shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

     SECTION 25. Fees and Expenses

     As compensation for its services under this Agreement, the Bank may retain those fees which are specified in the fee schedule in effect at the time its services are being rendered. Customer recognizes that this schedule might be changed from time to time with prior notice to Customer. This contract is in force for two (2) years.

     Mutual Fund Custody Administrative Fee
     1.00 basis points on the first $2.5 billion
     0.75 basis points on the next $2.5 billion
     0.50 basis points on the next $5.0 billion
     0.40 basis points on the remainder

     Transaction Fees
     $ 4.00 per trade and maturity through Depository Trust Company via DepLink $10.00 per trade and maturity through Depository Trusty Company via non
            DepLink
     $10.00 per trade and maturity clearing book entry through Federal Reserve $30.00 per transaction for GIC contracts/Physical Securities
     $10.00 per trade and maturity clearing through Participants Trust Company $ 4.00 paydowns on mortgage backed securities
     $ 5.50 Fed wire charge on Repo collateral in/out
     $ 5.50/$7.50 other wired transfers in/out
     $ 5.50 Dividend reinvestment
     $ 2.50 Fed charge for sale/return of collateral
     $ 8.00 Futures contracts
     $15.00 Options

IN WITNESS WHEREOF, the Trust and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                      By: THE 1838 INVESTMENT ADVISORS FUNDS

                                          /s/ W. Thacher Brown
                                          -----------------------------------
                                          Name: W. Thacher Brown
                                          Title: President

                                      By: CORESTATES BANK, N.A.

                                          /s/ Paul T. Cahill
                                          -----------------------------------
                                          Name: Paul T. Cahill
                                          Title: Vice President




July 15, 1998

Anna M. Bencrowsky
Director-Investment Advisory Operations
1838 Investment Advisors
Five Radnor Corporate Center-Suite #320
100 Matsonford Road
Radnor, Pa. 19087

Re: Custodial Proposal for 1838 International Equity Fund

Dear Anna

CoreStates/First Union is proud and enthusiastic to propose custodial services for the 1838 International Equity Fund. Furthermore, our partnership with your mutual fund servicing agent, The Declaration Group, allows for efficient and complete processing. Enclosed for your review are three documents:

         1. Pricing proposal per country level
         2. Comparative Fee Analysis of Current vs. Proposed Pricing Schedules
         3. CoreStates/First Union Global Operating Brochure

This fund will be added to the existing custodial agreement that covers the other mutual funds. CoreStates/First Union is in the process of reviewing all documentation. In the near future, you will be presented with new documentation for these funds. Additionally, all foreign exchange contracts for this fund will be executed through CoreStates/First Union. Subsequently, there will be no charge for these transactions at the custodial level.

In closing Anna, CoreStates/First Union is committed to providing absolute quality and adding value to all the services it delivers to 1838 Investment Advisors. Our mission is to exceed all your expectations, to deliver customized solutions, to be your full time partner. We genuinely believe that the closer you examine our partnership with 1838 Investment Advisors, the more you will find that CoreStates/First Union continues to be the right partner, for now, and for the future.

Anna M. Bencrowsky
Page 2
July 15, 1998


Kindly execute this document at the designated space below and return to my attention. This approval will serve as an addendum to the existing contract. If you have any questions or concerns, do not hesitate to contact me at
(610)251-7959.

Very truly yours,


Thomas J. Crossett
Vice President



APPROVAL /s/ Annna M. Bencrowsky
        ----------------------------

Anna M. Bencrowsky, Director

Date  July 17, 1998
     -------------------------------

                           GLOBAL CUSTODY FEE SCHEDULE


            Miscellaneous

            3rd  party wires: $25 per
            Cancel and Corrects charged at base country transaction fee Administrative fee: $4,200 per annum




                                 Bankers Trust vs. First Union / Corestates
                                          Comparative Fee Analysis
                     Market Value
                       (In USD)              Bankers Trust        First Union/Corestates
                       --------              -------------        ----------------------
       Custody

        U.S.         $18,581,703.58       1 b.p.     $154.85    1.25 b.p.     $193.56

        Germany       $3,481,344.29       3 b.p.      $87.03       4 b.p.     $116.04
        Italy         $2,353,039.60       3 b.p.      $58.83    5.25 b.p.     $102.95
        Japan         $8,773,793.39       3 b.p.     $219.34     2.6 b.p.     $191.93
        U.K.          $7,763,060.63       3 b.p.     $194.08    2.25 b.p.     $145.56

        Australia       $568,783.23       5 b.p.      $23.70    5.25 b.p.     $ 24.88
        France        $5,365,057.33       5 b.p.     $223.54     4.5 b.p.     $201.19
        Netherlands   $4,797,947.95       5 b.p.     $199.91     4.5 b.p.     $179.92
        Sweden        $4,176,725.92       5 b.p.     $174.03    5.25 b.p.     $182.73
        Switzerland   $3,592,889.47       5 b.p.     $149.70     4.5 b.p.     $134.73

        Hong Kong     $2,643,954.65       7 b.p.     $154.23       6 b.p.     $132.20
        Malaysia        $448,363.97       7 b.p.      $26.15     7.5 b.p.      $28.02
        Philippines     $195,421.24       7 b.p.      $11.40   11.25 b.p.      $18.32
        Singapore       $380,034.67       7 b.p.      $22.17       9 b.p.      $28.50
        Spain         $1,251,116.96       7 b.p.      $72.98     4.5 b.p.      $46.92
                                                   $1,771.94                $1,727.46


        Administrative Fees            $4,200/a/c       $350                     $350

        3rd Party Wires             6       $25         $150        $25          $150

        Transactions
        U.S.                       27       $20         $540        $20          $540

        Germany                     1       $50         $ 50        $45           $45

        Japan                       3       $50         $150        $45          $135

        France                      1       $50         $ 50        $50           $50

        Switzerland                 1       $50         $ 50        $50           $50

        Total                                      $3,111.94                $3,047.46




                                     "QUOTE"

             Global Custody Fee Schedule


  Country          Holding Fee       Transaction
                   Basis Points           Fee
                    (per annum)          $USD
  -------          ------------      -----------

  Argentina              52               165
  Australia             5.25              130
  Austria                 9                65
  Bangladesh             78               260
  Belgium                 9               130
  Botswana               78               260
  Brazil                 33                65
  Canada                  4                40
  Cedel                   3                18
  Chile                  65               120
  China                  65               260
  Colombia               65               145
  Cote d'Ivore           60               200
  Cyprus                 78               195
  Czech Republic         65               165
  Denmark                 9               115
  ECU                     9                65
  Ecuador                78               130
  Egypt                  78               230
  Euroclear               3                30
  Euro CD                 2                20
  Finland                 9               115
  France                4.5                50
  Germany                 4                45
  Ghana                  78               260
  Greece                104               260
  Hong Kong               6               150
  Hungary                78               260
  India                  60               200
  Indonesia              26               170
  Ireland                 9               130
  Israel                 52               100
  Italy                 5.25              130
  Japan                 2.6                45


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

              Global Custody Fee Schedule


  Country              Holding Fee       Transaction
                       Basis Points          Fee
                       (Per Annum)          $USD
  -------              -----------       -----------

  Jordan                     58              260
  Kenya                      78              260
  Malaysia                  7.5              150
  Mauritius                  78              230
  Mexico                     16               80
  Morocco                    65              130
  Netherlands               4.5              130
  New Zealand                10              100
  Norway                      9              130
  Pakistan                   33              195
  Papua New Guinea           16              130
  Peru                       85              195
  Philippines               11.25            100
  Poland                    104              195
  Portugal                   26              120
  Russia                    104              195
  Singapore                   9              150
  Slovak Republic            78              130
  South Africa               13              100
  South Korea                20              100
  Spain                     4.5               80
  Sri Lanka                  33              100
  Swaziland                  78              260
  Sweden                    5.25             130
  Switzerland               4.5               50
  Taiwan                     20              120
  Thailand                   16              100
  Turkey                     26              100
  United Kingdom            2.25              40
  United States             1.25              20
  Uruguay                    78              130
  Venezuela                  65              130
  Zambia                     78              260
  Zimbabwe                   78              260

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